                                                                    EXHIBIT 11.1

                    PAYLESS SHOESOURCE, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET EARNINGS PER SHARE
                                   (UNAUDITED)

(Dollars and shares in thousands, except per share)

                                                             13 WEEKS ENDED                         26 WEEKS ENDED
                                                    ---------------------------------     ----------------------------------
                                                    AUGUST 3, 2002     AUGUST 4, 2001     AUGUST 3, 2002      AUGUST 4, 2001
                                                    --------------     --------------     --------------      --------------

Basic Computation:

Net earnings                                            $47,189            $36,400            $71,122            $66,050

Weighted average common shares outstanding               22,620             22,250             22,517             22,201
                                                        -------            -------            -------            -------

Basic earnings per share                                $  2.09            $  1.64            $  3.16            $  2.98
                                                        =======            =======            =======            =======

Diluted Computation:

Net earnings                                            $47,189            $36,400            $71,122            $66,050

Weighted average common shares outstanding               22,620             22,250             22,517             22,201
                                                        -------            -------            -------            -------

Net effect of dilutive stock options based on
     the treasury stock method                              184                542                257                589
                                                        -------            -------            -------            -------

Outstanding shares for diluted earnings per share        22,804             22,793             22,773             22,790
                                                        =======            =======            =======            =======

Diluted earnings per share                              $  2.07            $  1.60            $  3.12            $  2.90
                                                        =======            =======            =======            =======

Note: Basic earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the effect of conversions of options.